EXHIBIT 10.1

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (“Settlement Agreement and Mutual General Release”) is made and given by and between, SINGLE TOUCH SYSTEMS INC., a Delaware corporation(“SITO”), SINGLE TOUCH INTERACTIVE, INC., a Nevada corporation, doing business in California (“STI”), and SOAPBOX MOBILE, INC., a Delaware Corporation with, by and including all Common Shareholders collectively and individually (“SOAPBOX”). Collectively known as (the “Parties”)

1.           Disputes.   The Parties recognize that there are several disputes and potential disputes among them, including but not limited to those related to certain software, hardware equipment, furniture and fixture use and any and all claims for payment of costs, expenses, satisfaction of contractual obligations, legal fees, other payments, fees, interest and/or penalties (civil, administrative, statutory or otherwise) due between the entities SOAPBOX, STI and SITO related to any interaction between the entities, their executives and employees claimed or provided. Additionally, disputes and potential disputes among the parties include those that may exist between the entities, individuals, proprietorships or combinations thereof with the exception of those claims and obligations within an individual entity and between its own officers and employees.

The Parties intend to settle, compromise, and finally resolve, upon the terms and conditions set forth in this Settlement Agreement and Mutual General Release, all of the disputes and potential disputes between them.

2.           Cash and Equity Payment.  In consideration for SOAPBOX’s agreements and releases contained herein, SITO hereby (in addition to the other agreements and releases given by SITO and STI herein) agrees to within ten days after SOAPBOX executes this Agreement deliver a Cash Payment of $30,000 and 200,000 Single Touch Systems Inc. common shares in such reasonable manner as directed in writing.

The securities are and will be, when issued, "RESTRICTED SECURITIES" as that term is defined in Rule 144 (the "Rule") of the General Rules and Regulations under the Act. Purchaser is fully aware of the applicable limitations on the resale of the Securities.

3.           Perpetual Exclusive License Agreement.  In consideration for SITO and STI’s agreements and releases contained herein, SOAPBOX hereby (in addition to the other agreements and releases given by SOAPBOX herein) agrees to execute and deliver with this Agreement a Perpetual Exclusive License Agreement in the form attached hereto as Exhibit “A” for all software related to and identified as the “Anywhere” software.

4.           Unanimous Consent and Approval of the SOAPBOX Common Shareholders.  SOAPBOX hereby (in addition to the other agreements and releases given by SOAPBOX herein) agrees to execute and deliver with this Agreement the unanimous consent and approval of the SOAPBOX Common Shareholders in the form attached hereto as Exhibit “B” approving this Settlement Agreement and Mutual General Release. The unanimous consent and approval of the SOAPBOX Common Shareholders shall also direct the Board of Directors to designate a Special Board member and a Special Corporate Officer with the limited authority to approve and execute this agreement for SOAPBOX and any related documents or resolutions required to satisfy this agreement.

5.           Representations, Warrantees and Indemnification by SOAPBOX and the SOAPBOX Common Shareholders.  SOAPBOX and the SOAPBOX Common Shareholders hereby represent and warrant to SITO and STI that the signatories to this agreement are all of the Common Shareholders of SOAPBOX and represent all of the issued and outstanding common shares of SOAPBOX constituting all of the outstanding voting stock of SOAPBOX. In the event that a claim is made by any individual or entity that is not identified herein, against SITO or STI as a common Shareholder of SOAPBOX, then the SOAPBOX signatories to this agreement shall indemnify SITO and STI for any reasonable expenses related to resolution or the defense of those claims.   SOAPBOX and the signatories to this agreement shall have the right to intervene and defend any claims brought against SITO or STI by the unidentified SOAPBOX claimant.

In the event any corporate action of SOAPBOX necessary to execute the conditions and intent of this agreement fails and is not cured within fifteen days, the entire amount of consideration paid to SOAPBOX shall be returned to SITO including the equity or in the case where the equity is unavailable, the fair market value of the equity as of the date of this agreement.

6.           Dismissals and Confirmation of Satisfaction. The Parties shall, with execution and delivery of this Settlement Agreement and Mutual General Release and receipt of the Consideration as described in Paragraph 2 and 3 herein, cause its counsel to execute and file any required documents dismissing with prejudice any actions in any forum they may have initiated for claims made against each other.

The Parties shall upon request make any confirmations affirming full settlement of claims between the parties.

7.          Releases. SOAPBOX, and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders (for themselves and heirs, legatees, executors, administrators, relatives, spouse, assigns and successors) and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns, fully and forever releases and discharges, fully and forever releases and discharges SITO, STI and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns (collectively, “SITO and STI Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time before the signing of this Settlement Agreement and Mutual General Release.

SITO, STI and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns, fully and forever releases and discharges SOAPBOX and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders (for themselves and heirs, legatees, executors, administrators, relatives, spouse, assigns and successors) and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns (collectively, “SOAPBOX Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time before the signing of this Settlement Agreement and Mutual General Release.

8.           Waiver of Civil Code Section 1542.  SOAPBOX, SITO and STI expressly waive any and all rights and benefits conferred upon them/it by Section 1542 of the Civil Code of the State of California, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The parties agree that they will not use any substantially similar common law principle or other federal or state statute to defeat the intent of this Paragraph, and to that extent the parties waive any such substantially similar common law principle.

9.           Release Applies To All Claims.  SOAPBOX expressly agrees and understands that the release given pursuant to this Settlement Agreement and Mutual General Release applies to all unknown, unsuspected, and unanticipated claims, liabilities, and causes of action which it may have against SITO and STI, and this release shall be fully effective even in the event that the parties hereafter discover facts in addition to, or different from, those which they/it (or any of them) now know or believe to be true.

SITO and STI expressly agree and understand that the release given by it pursuant to this Settlement Agreement and Mutual General Release applies to all unknown, unsuspected, and unanticipated claims, liabilities, and causes of action which it may have against SOAPBOX, and this release shall be fully effective even in the event that the parties hereafter discover facts in addition to, or different from, those which they/it (or any of them) now know or believe to be true.

10.           No Prior Assignment of Claims.  Each of SOAPBOX, SITO and STI represents and warrants that they/it has not sold, assigned, conveyed, pledged, encumbered, or otherwise in any way transferred to any person or entity any interest in the rights, claims, or causes of action they/it is releasing in this Settlement Agreement and Mutual General Release.

11.           Confidential.  Other than the fact that the matter has been settled and as SITO may be required to disclose publically in its reports filed with the Securities and Exchange Commission, the parties agree to keep the terms and conditions of this Agreement confidential, and not to disseminate, publish, discuss with or disclose the terms or conditions to third parties other than attorneys and accountants performing services for either party;

provided, however, that the parties may disclose the fact and amount of settlement to their officers, directors, affiliates, consultants and advisers.  Except as otherwise provided, the parties agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration given in this Agreement.

12.         No Disparagement.  Each party agrees that she/it each will use their/its reasonable best efforts to not make any voluntary statements, written or verbal, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation, business practices or conduct of the other party.

13.         Entire Agreement.  This Settlement Agreement And Mutual General Release contains the entire understanding and agreement between the parties hereto with respect to the matters referred to herein and supersedes any and all prior and contemporaneous commitments, undertakings and agreements, whether written or oral.  The parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the parties.  No other representations, covenants, undertakings, or other prior or contemporary agreements, whether oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the parties.  The parties acknowledge that each party has not executed this Settlement Agreement and Mutual General Release in reliance on any other promise, representation, or warranty.

14.         Facilitation.  Each party hereto agrees to execute and perform such other documents and acts as are reasonably required in order to facilitate the terms of this Settlement Agreement and Mutual General Release, and the intent thereof, and to cooperate in good faith in order to effectuate the provisions of this Settlement Agreement and Mutual General Release.

15.         This Agreement is Reasonable. The parties acknowledge that this Settlement Agreement and Mutual General Release is reasonable, valid, and enforceable.

16.         Waiver, Amendment, and Modification of Settlement Agreement and Mutual General Release.  The parties agree that no waiver, amendment, or modification of any of the terms and/or conditions of this Settlement Agreement and Mutual General Release shall be effective unless in writing and signed by all parties affected by the waiver, amendment, or modification.  No waiver of any term, condition or default of any term of this Settlement Agreement and Mutual General Release shall be construed as a waiver of any other term, condition or default.

17.         Counterparts.  This Settlement Agreement and Mutual General Release may be signed in counterparts and said counterparts shall be treated as though signed as one document.  Delivery of signed counterparts electronically shall be deemed valid delivery for all purposes.

18.         Attorneys’ Fees and Costs.  Each party shall be responsible for their/its own legal fees and costs with respect to the Action and resolution thereof, including but not limited to those incurred in connection with the negotiation, preparation and entering into of this Settlement Agreement and Mutual General Release.    In the event of any legal, arbitration or administrative proceedings after the date of this Settlement Agreement and Mutual

General Release with respect to any claim covered by the release provisions of this Settlement Agreement and Mutual General Release, or with respect to enforcement or interpretation of this Settlement Agreement and Mutual General Release, if a party hereto is the prevailing party, she/it shall be entitled to recover her/its reasonable attorneys fees and costs

19.         Venue. Any controversy or claim between the parties or any other Releasee, including any claims for interpretation or breach of this Settlement Agreement and Mutual General Release, shall be resolved in any court having jurisdiction thereof in the County of San Diego, California.

20.         California Law.  This Settlement Agreement and Mutual General Release and its terms shall be governed by and construed under California law.

21.         Representation by Counsel; No Coercion.  Each of SOAPBOX,  SITO and STI hereby acknowledge, represent, and warrant that they/it has, in connection with the Action and resolution thereof, been represented by, consulted with, and advised by qualified and competent legal counsel, prior to the execution of this Settlement Agreement and Mutual General Release.  Each party hereto hereby agrees that they/it has read this Settlement Agreement and Mutual General Release carefully, and understand the import and substance of each and all of the terms set forth in this Settlement Agreement and Mutual General Release.  Each of SOAPBOX, SITO and STI understands and agrees that if any of the facts or matters upon which they/it now relies in making this Settlement Agreement and Mutual General Release hereafter prove to be otherwise, this Settlement Agreement and Mutual General Release will nonetheless remain in full force and effect.  Each of SOAPBOX, SITO and STI is entering this agreement voluntarily, without any coercion, and based upon their/its own judgment.

22.         No Presumption from Drafting.  Given that the parties have had the opportunity to draft, review, and edit the language of this Settlement Agreement and Mutual General Release with the assistance and advice of counsel, no presumption for or against any party arising out of drafting all or any part of this Settlement Agreement and Mutual General Release will be applied in any action involving this Settlement Agreement and Mutual General Release.  Accordingly, the parties hereby waive the benefit of any federal, state or local law, providing that in cases of uncertainty, language of a contract should be interpreted against the party who caused the uncertainty to exist.  This Settlement Agreement and Mutual General Release is the product of a negotiated, bargained for, exchange of mutual valuable consideration.

23.         Covenant Not To Sue.  The parties agree that they shall not encourage, solicit, initiate, institute, commence, continue, file, or otherwise prosecute, whether directly or indirectly, or through a third party, any action, lawsuit, cause of action, claim, demand, or legal proceedings for or arising out of or relating to any claim, etc. released hereby.  Notwithstanding anything herein to the contrary, a party is allowed to commence an action to enforce the terms of the Settlement Agreement and Mutual General Release.

24.         Severability. This Settlement Agreement and Mutual General Release is severable. If any portion(s) of this Settlement Agreement and Mutual General Release is found to be unenforceable, the portion(s) shall be construed in such a manner as will to the maximum extent possible enable such portion(s) to be enforceable, the remaining portions of this Settlement Agreement and Mutual General Release shall be enforced to the maximum extent possible, the unenforceable portion will not affect the enforceability of the remaining provisions, and the courts may enforce all remaining provisions to the extent permitted by law.

25.         Effect of Settlement.  The parties each acknowledge and agree (a) that the terms specified in this Settlement Agreement and Mutual General Release are a full and complete compromise of matters involving disputed issues of law and fact; (b) that neither any party’s agreement to these terms nor any party’s statement made during the negotiations for this Settlement Agreement and Mutual General Release shall be considered, nor shall they be, admissions by any party hereto; and (c) that no past or present wrongdoing shall be implied or claimed on the part of the parties to this Settlement Agreement and Mutual General Release.

26.         No Admissions By Parties.  Nothing contained in this Settlement Agreement and Mutual General Release is intended to, or shall be deemed or construed to, be an admission by any party hereto, for any liability whatsoever, to any or all of the parties, except as may be otherwise expressly provided for in this Settlement Agreement and Mutual General Release.

27.         Time Is Of The Essence.  Time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Settlement Agreement and Mutual General Release.

ENTITIES:

SINGLE TOUCH SYSTEMS, INC.
a Delaware corporation

Date:	3-30-2012	By:	/s/ James Orsini
President, James Orsini

SINGLE TOUCH INTERACTIVE, INC.
a Nevada corporation

Date:	3-30-2012	By:	/s/ James Orsini
President, James Orsini

SOAPBOX MOBILE, INC.
a Delaware corporation

Date:	3-19-2012	/s/ Duncan McLaren
Duncan McLaren, Director and Special Corporate Officer

As INDIVIDUALS and Common Shareholders of SoapBox Mobile Inc.:

Date:	3-12-2012	/s/ Nigel Davies
Nigel Davies, an individual and Shareholder

Date:	3-13-2012	/s/ Thom Hipke
Thom Hipke, an individual and Shareholder

Date:	3-14-2012	/s/ Don Reckles
Don Reckles, an individual and Shareholder

Date:	3-15-2012	/s/ Gregory Slayton
Gregory Slayton, an individual and Shareholder

Date:	3-19-2012	/s/ Charles Zahl
Charles Zahl, an individual and Shareholder

Date:	3-15-2012	/s/ Steve Lukas
Steve Lukas, an individual and Shareholder

Date:	3-14-2012	/s/ Daniel Flanegan
Daniel Flanegan, an individual and Shareholder

Date:	3-19-2012	/s/ Duncan McLaren
Duncan McLaren, an individual and Shareholder